Exhibit 99.1

ReShape Lifesciences® Announces Pricing of Upsized

$6.0 Million Public Offering

IRVINE, Calif., Feb. 15, 2025 - ReShape Lifesciences® (“ReShape” or the “Company”) (Nasdaq: RSLS), the premier physician-led weight loss and metabolic health solutions company, today announced the pricing of its public offering of 2,575,107 units at a public offering price of $2.33 per unit. Each unit consists of one common share (or pre-funded warrant to purchase one common share in-lieu thereof) and one warrant to purchase one common share.

The warrants, which are not exercisable unless and until approved by ReShape stockholders, will be initially exercisable at a price of $5.83 per share, subject to standard adjustments for dividends, splits and similar events, and also subject to adjustment upon a one-time reset on the Reset Date (as described in the warrants), subject to a floor price described therein. The warrants may also be exercised on an alternative cashless basis pursuant to which the holder may exchange each warrant for 1.2 times the number of shares of common stock they would receive upon a cash exercise. The warrants will become exercisable after notice is provided regarding stockholder approval and will expire on the later of (i) twelve (12) days after the date of stockholder approval and (ii) the earlier of (x) the closing date of the Company’s previously announced merger with Vyome Therapeutics, Inc. and (y) sixty (60) days after the date of stockholder approval. The shares of common stock (or pre-funded warrants) and accompanying warrants can only be purchased together in this public offering but will be issued separately and will be immediately separable upon issuance. Gross proceeds to the Company, before deducting placement agent's fees and other offering expenses, are expected to be approximately $6.0 million. The offering is expected to close on or about February 18, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as sole placement agent in connection with the offering.

A registration statement on Form S-1 (File No. 333-284362) was filed with the U.S. Securities and Exchange Commission (“SEC”), as amended, and was declared effective by the SEC on February 14, 2025 and a registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, was filed with the SEC and became effective upon filing on February 14, 2025 (together, the “registration statement”). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may also be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, Attention: Syndicate Department, by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ReShape Lifesciences®

ReShape Lifesciences® is America’s premier weight loss and metabolic health-solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® and Lap-Band® 2.0 Flex Systems provide minimally invasive, long-term treatment of obesity and are an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Diabetes Neuromodulation system (formerly, Diabetes Bloc-Stim Neuromodulation™ (DBSN™)) is a novel minimally invasive therapeutic implant concept that delivers bio-electronic neuromodulation of vagus nerve branches that are innervating organs which regulate plasma glucose. The Obalon® balloon technology is a non-surgical, swallowable, gas-filled intra-gastric balloon that is designed to provide long-lasting weight loss. For more information, please visit www.reshapelifesciences.com.

Forward-Looking Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. Factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things statements regarding the completion of the offering and the satisfaction of customary closing conditions related to the offering. These and additional risks and uncertainties are described more fully in the company's filings with the Securities and Exchange Commission, including those factors identified as "risk factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

CONTACTS

ReShape Lifesciences Investor Contact:

Paul F. Hickey

President and Chief Executive Officer

949-276-7223

ir@ReShapeLifesci.com

Investor Relations Contact:

Rx Communications Group

Michael Miller

917-633-6086

mmiller@rxir.com

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